Exhibit 10.4
FIRST AMENDMENT TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT
          This First Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) dated as of the 29th day of February, 2008, but with an effective date among the parties as of the 30th day of December, 2007 (the “Effective Date”) is by and among Roadrunner Dawes Freight Systems, Inc., a Delaware corporation, Sargent Trucking, Inc., a Maine corporation, Big Rock Transportation, Inc., an Indiana corporation, Midwest Carriers, Inc., an Indiana corporation, Smith Truck Brokers, Inc., a Maine corporation, and B&J Transportation, Inc., a Maine corporation (each, a “Borrower” and collectively the “Borrowers”), the Lenders (as defined below) party hereto and LaSalle Bank National Association, as administrative agent for Lenders (“Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, Administrative Agent, the financial institutions party thereto (together with their respective successors and assigns, “Lenders”) and Borrowers are parties to that certain Second Amended and Restated Credit Agreement (the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement) dated as of March 14, 2007 (as has been and may be amended or otherwise modified from time to time); and
          WHEREAS, Administrative Agent, Required Lenders and Borrowers have agreed to amend the Credit Agreement in certain respects.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Administrative Agent, Required Lenders and Borrowers hereby agree as follows:
          1. Amendments to Credit Agreement.
          (a) The definition of “Borrowing Base” in Subsection 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     Borrowing Base means an amount equal to the total of (i) 90% of the unpaid amount of all Eligible Accounts, for the period commencing on the Closing Date and ending on March 31, 2008 and (ii) 85% of the unpaid amount of all Eligible Accounts, from and following March 31, 2008.
          (b) Subsection 11.13.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

     “11.13.2. Senior Debt to EBITDA Ratio.
     Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

Computation	Senior Debt to
Period Ending	EBITDA Ratio
March 31, 2007	4.00 to 1.0
June 30, 2007	4.00 to 1.0
September 30, 2007	4.00 to 1.0
December 31, 2007	3.25 to 1.0
March 31, 2008	3.25 to 1.0
June 30, 2008	3.00 to 1.0
September 30, 2008	2.75 to 1.0
December 31, 2008	2.50 to 1.0
Each December 31, March 31, June 30 and September 30 thereafter	2.50 to 1.0”
          (c) Item 4 of Exhibit C to the Credit Agreement is hereby amended by deleting the reference to “80%”, and by inserting in lieu thereof a reference to [“85%/90%"].
          2. References; Effectiveness. Administrative Agent, Required Lenders and Borrowers hereby agree that all references to the Credit Agreement which are contained in any of the Loan Documents shall refer to the Credit Agreement as amended by this Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by Administrative Agent):
          (a) Borrowers shall have executed and delivered this Amendment, together with such other documents, agreements and instruments as Administrative Agent may require or reasonably request;
          (b) Borrowers shall have paid to Administrative Agent, for the benefit of each Lender who executes this Amendment on or before February 29, 2008, a fee equal to 10 basis points of the sum of the Term Loan owing to such Lender and the Revolving Commitment of such Lender, which fee shall be fully earned and non-refundable when paid;

          (c) Borrowers shall have delivered to Administrative Agent, the Consent and Reaffirmation attached hereto, executed by each of the Persons listed as signatories thereto; and
          (d) No Default or Event of Default shall have occurred and be continuing.
          3. Representations and Warranties. To induce Administrative Agent and the undersigned Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Administrative Agent and Lenders that:
          (a) The execution, delivery and performance by each Borrower of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within each Borrower’s corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Borrower, the certificate of formation, operating agreement and any other organizational document of any Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Borrower or any of its property (including without limitation the Subordinated Debt Documents);
          (b) Each of the Credit Agreement and the Loan Documents, as amended by this Amendment and the documents and agreements contemplated thereby, are the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms;
          (c) Except to the extent amended hereby, the representations and warranties contained in the Credit Agreement and the Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and
          (d) Borrowers have performed all of their obligations under the Credit Agreement and the Loan Documents to be performed by Borrowers on or before the date hereof and as of the date hereof, Borrowers are in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by Borrowers and no event of default or other event which upon notice or lapse of time or both would constitute an event of default has occurred.
          4. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
          5. Continued Effectiveness. Except as specifically set forth herein, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its and their respective terms.

          6. Costs and Expenses. Each Borrower hereby agrees that all expenses incurred by Administrative Agent and Lenders in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys’ fees and expenses, shall be part of the Obligations.
          7. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
[signature pages follow]

          IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above, and is effective as of the Effective Date.

ROADRUNNER DAWES FREIGHT SYSTEMS, INC.

By:	/s/ Peter Armbruster

Title:	Treasurer

SARGENT TRUCKING, INC.

By:	/s/ Peter Armbruster

Title:	Treasurer

BIG ROCK TRANSPORTATION, INC.

By:	/s/ Peter Armbruster

Title:	Treasurer

MIDWEST CARRIERS, INC.

By:	/s/ Peter Armbruster

Title:	Treasurer

SMITH TRUCK BROKERS, INC.

By:	/s/ Peter Armbruster

Title:	Treasurer

B&J TRANSPORTATION, INC.

By:	/s/ Peter Armbruster

Title:	Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Authorized Signatory

Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Richard A. Clemmerson

Title:	Assistant Vice President

M&I MARSHALL & ILSLEY BANK, as a Lender

By:	/s/ Authorized Signatory

Title:	Vice President

By:	/s/ Authorized Signatory

Title:	Vice President

DE MEER MIDDLE MARKET CLO 2006-1, LTD., as a Lender

By:	/s/ Authorized Signatory

Title:	Vice President